UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2016

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	333-142429	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2016, Duos Technologies Group, Inc., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company issued to the Purchaser for an aggregate purchase price payable in cash to the Company before reimbursement of expenses of $1,710,000: (a) a Senior Secured Note (the “Note”), and (b) warrants described below (the “Purchaser Warrants”) entitling the Purchaser to purchase an aggregate of up to 2,500,000 shares of the common stock, par value $.001 per share, of the Company (the “Common Stock”). The aggregate principal amount of the Note is $1,800,000. The Note has a maturity date of April 1, 2019 and bears interest at a rate equal to 14% per annum (which interest rate is increased to 19% per annum upon the occurrence of an Event of Default (as defined in the Note) (the “Base Interest”). The Note also bears interest at a rate equal to 2% per annum, compounded monthly (the “Additional Interest”). The Note provides for interest only payments (i) for the Base Interest on the first business day of each calendar month beginning on May 2, 2016 and (ii) for the Additional Interest on the first business day of each calendar year beginning on January 2, 2017. The Purchaser may elect to have the Company redeem the Note upon the occurrence of certain events, including upon a certain Events of Default (as defined in the Note). The Note contains customary Events of Default. In addition, all or part of the Note can be prepaid by the Company (with a minimum prepayment amount of $50,000) at any time upon five (5) business days’ notice to the Purchaser by paying an amount in cash equal to 103% of the outstanding principal, all accrued and unpaid interest, any accrued and any unpaid late charges (as defined in the Note) for a first year prepayment or 102% of such amounts for a prepayment in the second year or thereafter.

The Note contains certain covenants, such as restrictions on the incurrence of indebtedness, the existence of liens, the payment of restricted payments, redemptions, the payment of cash dividends and the transfer of assets.

The use of proceeds from this financing are intended for potential acquisitions and general corporate purposes. Aegis Capital Corp., a registered broker-dealer, served as the placement agent in connection with this private placement and, in exchange for its services, earned a placement agent fee equal to an aggregate cash payment of $142,000 along with certain warrants to purchase an aggregate of 200,000 shares of Common Stock (the “Placement Agent Warrants,” and together with the Purchaser Warrants, the “Warrants”).  The Company also reimbursed the Purchaser for legal and due diligence fees and expenses from the private placement.

Warrants

We issued the Purchaser Warrants to the Purchaser at an initial exercise price of thirty five cents ($0.35) per share (subject to applicable adjustments) (the “Exercise Price”). The Purchaser Warrants expire on April 1, 2021.

In addition, subject to limited exceptions, a holder of the Warrants will not have the right to exercise any portion of the Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion (the “Beneficial Ownership Limitation”).  A holder of the Warrants may adjust the Beneficial Ownership Limitation upon not less than 61 days’ prior notice to the Company, provided that such Beneficial Ownership Limitation in no event shall exceed 9.99%.

The Warrants also contain certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization, Fundamental Transaction (as defined in the Warrants), Qualified Financing (as defined in the Warrants), or similar transactions.

Security and Pledge Agreement and Guaranty

In connection with the Company’s obligations under the Note, the Company and its direct Subsidiaries (the “Subsidiaries”) entered into a Security and Pledge Agreement with the Purchaser, as collateral agent (the “Security Agreement”), pursuant to which the Company and the Subsidiaries granted a lien on all assets of the Company, subject to existing security interests (the “Collateral”), for the benefit of the Purchaser, to secure the Company’s obligations under the Note. Upon an Event of Default (as defined in the Note), the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral. Each of the Subsidiaries has also guaranteed all of the Company’s obligations under the Note pursuant to the terms of a Guaranty.

The foregoing description of the terms of the Note, the Securities Purchase Agreement, the Security Agreement, the Guaranty and the Purchaser Warrants do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits 4.1, 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

The transactions contemplated by the Securities Purchase Agreement closed and funded on April 1, 2016.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item. The Note and the Warrants were, and any shares of Common Stock underlying the Warrants will be, issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 4.1	Senior Secured Note, dated April 1, 2016, issued by Duos Technologies Group, Inc.

Exhibit 10.1	Securities Purchase Agreement, dated March 31, 2016, by and between Duos Technologies Group, Inc. and the Schedule of Buyers attached thereto

Exhibit 10.2

Security and Pledge Agreement, dated April 1, 2016, by and among Duos Technologies Group, Inc., each of the Company’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent)

Exhibit 10.3	Guaranty, dated April 1, 2016, by and among each of Duos Technologies Group, Inc.’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent)

Exhibit 10.4	Warrant, dated April 1, 2016, issued by Duos Technologies Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: April 6, 2016	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer